Exhibit 23.1



                                                  SF Partnership, LLP
                                                Chartered Accountants



                                                  December  2, 2003








Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York 10022
Attention: Mr. Jay M. Kaplowitz, Esq.



                  INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2001 and December 31, 2002 and our auditors report dated April 4, 2003 appearing on the Form SB-2 of m-Wise, Inc.


                                   Yours very truly,

                                   /s/ SF Partnership, LLC
                                   -----------------------

                                   SF Partnership, LLP














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